                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                              September 11, 2001

                       FIRST NATIONAL OF NEBRASKA, INC.
                       --------------------------------
            (Exact name of registrant as specified in its charter)

        Nebraska                     03502                       47-0523079
------------------------     ------------------------     ----------------------
(State of Incorporation)     (Commission File Number)          (IRS Employer
                                                          Identification Number)


               One First National Center
                    Omaha, Nebraska                             68102
         ----------------------------------------            ----------
         (Address of principal executive offices)            (Zip Code)


                                (402) 341-0500
                   ----------------------------------------
             (Registrant's telephone number, including area code)


                                Not applicable
              ---------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5. Other Events.

     Attached hereto as Exhibit 99 is a press release issued by First National of Nebraska, Inc. ("FNNI") on September 11, 2001 providing information concerning FNNI's joint announcement with Castle Bancgroup, Inc. ("CTBG") that they had signed a definitive Agreement and Plan of Merger providing for the acquisition of CTBG by FNNI. Upon the effectiveness of the proposed merger transaction, CTBG stockholders will have the right to receive cash in the amount of $18.00 for each outstanding share, indicating total consideration of approximately $81.7 million. The completion of the proposed merger transaction is subject to, among other things, the obtaining of regulatory approvals and the approval of stockholders of CTBG, and is expected to be completed during the first quarter of 2002. Additional information concerning the foregoing can be found in FNNI's press release, which is attached hereto as Exhibit 99.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

     Exhibit 99 Press release issued September 11, 2001
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 FIRST NATIONAL OF NEBRASKA, INC.


                                 By /s/ Dennis A. O'Neal
                                    ------------------------------------------
                                    Dennis A. O'Neal, Executive Vice President


                                 September 12, 2001